UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

Procera Networks, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33691	33-0974674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47448 Fremont Boulevard, Fremont, California		94538
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 230-2777

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders

Procera Networks, Inc. (the “Company”) held the 2014 Annual Meeting of Stockholders (the “Annual Meeting”) on May 29, 2014 at the Company’s offices located at 47448 Fremont Boulevard, Fremont, California 94538. At the Annual Meeting, the Company’s stockholders were asked to vote upon:

1.	The election of eight nominees to the Company’s Board of Directors to serve until the 2015 annual meeting of stockholders. The nominees for election were James F. Brear, Staffan Hillberg, Alan B. Lefkof, Mary Losty, Scott McClendon, Douglas Miller, Thomas Saponas and William Slavin;

2.	An advisory vote to approve the compensation of the Company’s named executive officers; and

3.	The ratification of the selection by the Audit Committee of the Company’s Board of Directors of McGladrey LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2014.

The results of the matters voted on at the Annual Meeting, based on the presence in person or by proxy of holders of record of 17,907,869 shares of the 20,660,157 shares of the Company’s common stock entitled to vote, were as follows:

1.	The election of each of Messrs. Brear, Hillberg, Lefkof, McClendon, Miller, Saponas and Slavin and Ms. Losty as directors of the Company to serve until the 2015 annual meeting of stockholders, and until his or her successor is elected and qualified, or until his or her earlier death, resignation or removal, was approved as follows:

	FOR	WITHHELD	BROKER NON- VOTES
James F. Brear	11,775,527	1,106,764	5,025,578
Staffan Hillberg	12,135,405	746,886	5,025,578
Alan B. Lefkof	12,312,848	569,443	5,025,578
Mary Losty	12,314,018	568,273	5,025,578
Scott McClendon	12,396,068	486,223	5,025,578
Douglas Miller	12,348,568	533,723	5,025,578
Thomas Saponas	12,387,728	494,563	5,025,578
William Slavin	12,313,398	568,893	5,025,578

2.	The advisory vote to approve the compensation of the Company’s named executive officers was approved as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
11,383,133	1,463,115	36,043	5,025,578

3. The selection of McGladrey LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2014 was ratified as follows:

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
16,460,235	1,429,294	18,340	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 30, 2014	Procera Networks, Inc.

	By:	/s/ Charles Constanti
	Name:	Charles Constanti
	Title:	Chief Financial Officer and Principal Accounting Officer